SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            Form 8-K

                         CURRENT REPORT

            Pursuant to Section 13 or 15(d) of the
               Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 15, 2001



                       EATON CORPORATION
--------------------------------------------------------------------
     (Exact name of registrant as specified in its charter)

      Ohio                    1-1396                 34-0196300
-----------------          ------------          -------------------
(State or other            (Commission           (I.R.S. Employer
 jurisdiction of            File Number)          Identification No.)
 incorporation)


              Eaton Center
            Cleveland, Ohio                             44114
----------------------------------------         -------------------
(Address of principal executive offices)              (Zip Code)


                           (216) 523-5000
                   -----------------------------
                   Registrant's telephone number,
                        including area code








Item 9. Regulation FD Disclosure
        ------------------------

Press Release dated October 15, 2001

CLEVELAND, OH - Eaton today announced operating earnings per share of 66 cents for the third quarter of 2001, 38 percent below comparable results one year earlier. Sales in the quarter were $1.75 billion, 13 percent below last year. Net income before unusual items was $47 million versus last year's $77 million.

During the quarter, the company recognized pre-tax charges of $33 million related to the restructuring of its operations. It also realized a gain of $23 million from the sale of non-core businesses. After all unusual items in both periods, third quarter net income was $40 million compared to $69 million one year ago.

For the first nine months of 2001, operating earnings per share were $2.64 on sales of $5.60 billion. Comparable earnings last year were $4.23 per share, on sales of $6.36 billion.

Complete financial results can be found on the company's Web site.

Alexander M. Cutler, chairman and chief executive officer, said, "Eaton's third quarter earnings came in about where we expected in the wake of the September 11, 2001 terrorist attack on our nation. While it is still early to accurately assess the full impact of that tragedy on the U.S. and world economy, we remain comfortable with the guidance we provided earlier for Eaton's fourth quarter 2001 and full year 2002 prospects.

"The rough parallel to the current situation that we have found helpful is the Gulf War of 1990 - 1991. If the analogy holds, the overall U.S. economy will decline again in the fourth quarter and then should begin to regain its bearings sometime next spring, with a recovery that is aided by the full impact of a year's monetary easing, low inflation, tax cuts and additional fiscal stimulus," Cutler said. "International markets are trailing the U.S. economy with the normal 6-month lag, and are expected to continue weakening throughout the next year.

"We expect Eaton's markets will be down again this quarter and remain below year-ago levels until the second half of 2002. The eventual market rebound will be first reflected in our Truck and Automotive segments, with the turnaround in our Fluid Power and Industrial & Commercial Controls segments not anticipated before year-end.

"Because of our aggressive actions earlier in the year, Eaton is in good shape to weather these extended, difficult operating conditions. The $110 million we will have invested in restructuring Eaton this year should deliver $75 million in net savings to the bottom line in 2002. Eaton's net debt leverage is now below 50 percent, and we will have paid off over $500 million of debt by year-end. While the economic environment remains highly uncertain, we anticipate fourth quarter 2001 operating earnings will be in the range of 60-70 cents per share. Our 2002 operating earnings guidance of $3.75 - $4.25 per share is also unchanged, but will be boosted by 87 cents per share after taking into account the impact of SFAS 142. The company should be significantly cash flow positive again in 2002," said Cutler.

"While the global business environment remains highly uncertain, we are determined to remain focused on that which we can control, and actions we can take, to ensure that Eaton delivers superior performance to our owners over the near- and long-term horizon."

Business Segment Results

Third quarter sales of Eaton's largest business segment, Fluid Power, were $600 million, 5 percent below one year earlier. Excluding the impact of acquisitions and divestitures made over the past year, comparable sales were off about 10 percent. This compares with about an 11 percent decline in Fluid Power's markets, with North American fluid power industry shipments off about 18 percent and aerospace markets up about 3 percent. Segment profits before restructuring charges were $35 million, off 38 percent from one year ago.

Said Cutler, "Traditional mobile and industrial hydraulics markets remain very weak and aren't anticipated to recover before mid-2002. Aerospace, which has been strong, is now quickly softening. The 25 percent decline we expect in commercial aircraft markets next year will be only partially offset by a 5 percent rise in military markets. We expect to outperform on both the top and bottom lines next year, driven by recent program wins and the cumulative benefits of current restructuring actions."

During the quarter, the company announced it had won new customer awards with potential sales of more than $500 million over several years. It also announced it had sold its Air Conditioning and Refrigeration business for an undisclosed amount.

Third quarter Industrial & Commercial Controls sales were $548 million, down 12 percent from last year. Excluding divestitures, sales were off about 9 percent compared to an estimated 16 percent decline in North American markets. Segment profits were $46 million before restructuring charges, off 37 percent from one year ago.

Said Cutler, "This segment, which normally lags the overall economy, is now fully reflecting the prior weakness in industrial activity. We have outgrown our markets because of share gains, the continued growth of our Engineering Services & Systems (C-H ESS) business, and our participation in power quality markets. Operating margins are being affected by particularly weak distributor business. We anticipate that segment sales will be modestly lower again in 2002 while operating margins should reflect the benefits of this year's planned $28 million investment to reduce structural costs."

Third quarter Automotive segment sales of $349 million were 1 percent above last year. This compares to a 10 percent decline in NAFTA auto production and flat European automotive output. Segment profits of $41 million were 8 percent above one year ago.

"The Automotive segment had another excellent quarter under very difficult market conditions, extending its record as Eaton's most consistent performer over the past 5-10 years. We are measurably outgrowing our end markets because of penetration gains and a record level of new product launches in areas of engine air management, powertrain, and specialty controls," Cutler said.

Truck segment sales of $253 million were 24 percent below last year's third quarter. NAFTA heavy truck production during the period was down 34 percent, NAFTA medium duty trucks were off 22 percent, European truck output was down 9 percent, and South American commercial truck production was down 24 percent. Before restructuring charges, the segment operated at breakeven compared to profits of $7 million one year ago.

Said Cutler, "Considering the extraordinarily depressed industry conditions, the performance of Truck this quarter was excellent, fully reflecting the benefits of this year's earlier restructuring. The segment has operated at breakeven all this year despite a further $30 million decline in volume since the first quarter. Compared to last year's third quarter, profits are off only $7 million despite an $82 million drop in volume. This performance gives us great confidence in the upside potential of the business when the industry finally returns to more normal operating conditions."

Eaton Corporation is a global $8 billion diversified industrial manufacturer that is a leader in fluid power systems, electrical power quality, distribution and control, automotive engine air management and fuel economy, and intelligent truck systems for fuel economy and safety. Eaton has 51,000 employees and sells products in more than 50 countries.

Notice of Conference Call: Eaton's conference call to discuss its third quarter results is available to all interested parties via live audio webcast at 10 a.m. EST, on Eaton's Investor Relations website at http://www.shareholder.com/etn/.

This news release contains forward-looking statements concerning fourth quarter 2001 and year 2002 operating earnings per share, our worldwide markets, debt leverage and cash flow. These statements are subject to various risks and uncertainties, many of which are outside the company's control. The following factors could cause actual results to differ materially from those in the forward-looking statements: unanticipated changes in the markets for the company's business segments, failure to implement integration and restructuring plans, unanticipated downturn in business relationships with customers or their purchases from us, competitive pressures on sales and pricing, increases in the cost of material and other production costs that cannot be recouped in product pricing, and unanticipated further deterioration of economic and financial conditions in the United States and around the world resulting from the terrorist attack on September 11 and related matters. We do not assume any obligation to update these forward-looking statements.












                            Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Eaton Corporation


                                       -----------------------------
                                       J. R. Horst
                                       Vice President and
                                       General Counsel



Date: October 15, 2001